                                                                EXHIBIT 4.7.1(g)
                                                     ---------------------------
                                                      UPON RECORDING, RETURN TO:
                                                            MS. SHAWNE M. KEENAN
                                                 SUTHERLAND ASBILL & BRENNAN LLP
                                                      999 PEACHTREE STREET, N.E.
                                                     ATLANTA, GEORGIA 30309-3996


     PURSUANT TO SECTION 44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS
               INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO
                       AFTER-ACQUIRED PROPERTY OF THE GRANTOR


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION),
                                    GRANTOR,


                                       to


                             SUNTRUST BANK, ATLANTA,
                                     TRUSTEE



                               SIXTH SUPPLEMENTAL
                                    INDENTURE


                                 Relating to the
                            Series 1998C (Burke) Note


                           Dated as of January 1, 1999


                           FIRST MORTGAGE OBLIGATIONS



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1999, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the "Original Indenture") for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture as provided in Section 2.1 hereof);

         WHEREAS, the Development Authority of Burke County (the "Burke Authority") issued $199,690,000 in aggregate principal amount of Development Authority of Burke County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1993A (the "Series 1993A Bonds"), of which $2,410,000 in principal amount is subject to mandatory sinking fund redemption on January 1, 1999 (the "1993A Sinking Fund Maturities");

         WHEREAS, the Burke Authority loaned the proceeds from the sale of the Series 1993A Bonds to the Company, with such loan being evidenced by that certain Series 1993A Note, dated as of December 1, 1992 (the "Series 1993A Note"), from the Company to SunTrust Bank, Atlanta, formerly known as Trust Company Bank, as trustee (in such capacity, the "Series 1993A Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of December 1, 1992 (the "Series 1993A Indenture"), between the Burke Authority and the Series 1993A Trustee;

         WHEREAS, the Burke Authority issued $155,610,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1993B (the "Series 1993B Bonds"), of which $6,695,000 in aggregate principal amount matures on January 1, 1999 (the "1993B Maturities");

         WHEREAS, the Burke Authority loaned the proceeds from the sale of the Series 1993B Bonds to the Company, with such loan being evidenced by that certain Series 1993B Note, dated as of September 1, 1993 (the "Series 1993B Note"), from the Company to SunTrust Bank, Atlanta, formerly known as Trust Company Bank, as trustee (in such capacity, the "Series 1993B Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of September 1, 1993 (the "Series 1993B Indenture"), between the Burke Authority and the Series 1993B Trustee;

          WHEREAS, the Burke Authority issued $13,720,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power

Corporation Vogtle Project), Series 1994B (the "Series 1994B Bonds"; the Series 1993A Bonds, the Series 1993B Bonds, and the Series 1994B Bonds, collectively, the "Outstanding Bonds"), of which $1,465,000 in aggregate principal amount matures on January 1, 1999 (the "1994B Maturities"; the 1993A Sinking Fund Maturities, the 1993B Maturities and the 1994B Maturities, collectively, the "1999 Maturities");

         WHEREAS, the Burke Authority loaned the proceeds from the sale of the Series 1994B Bonds to the Company, with such loan being evidenced by that certain Series 1994B Note, dated as of September 1, 1994 (the "Series 1994B Note"; the Series 1993A Note, the Series 1993B Note and the Series 1994B Note, collectively, the "Outstanding Notes"), from the Company to SunTrust Bank, Atlanta, formerly known as Trust Company Bank, as trustee (in such capacity, the "Series 1994B Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of September 1, 1994 (the "Series 1994B Indenture"), between the Burke Authority and the Series 1994B Trustee;

         WHEREAS, on October 6, 1998, the Burke Authority issued $10,570,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1998C (the "Series 1998C (Burke) Bonds"), the proceeds from the sale of which were loaned to the Company pursuant to that certain Loan Agreement, dated as of October 1, 1998 (the "Series 1998C (Burke) Loan Agreement"), between the Burke Authority and the Company to refund the 1999 Maturities and to make the related payments due on the Outstanding Notes;

         WHEREAS, the Company's obligation to repay the loan of the proceeds of the Series 1998C (Burke) Bonds is evidenced by that certain Series 1998C (Burke) Note, dated October 6, 1998 (the "Unsecured Note"), from the Company to SunTrust Bank, Atlanta, as trustee (in such capacity, the "Series 1998C (Burke) Trustee"), as assignee and pledgee of the Burke Authority pursuant to the Indenture of Trust, dated as of October 1, 1998 (the "Series 1998C (Burke) Indenture"), between the Burke Authority and the Series 1998C (Burke) Trustee;

         WHEREAS, as permitted by Section 4.9 of the Series 1998C (Burke) Loan Agreement, the Company desires to deliver to the Series 1998C (Burke) Trustee a promissory note secured under the Indenture (as hereinafter defined) in substitution for the Unsecured Note;

         WHEREAS, the Company desires to execute and deliver this Sixth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of that certain Series 1998C (Burke) Note, dated the date of its authentication (the "Series 1998C (Burke) Note"), from the Company to the Series 1998C (Burke) Trustee, as assignee and pledgee of the Burke Authority pursuant to the Series 1998C (Burke) Indenture, as an Additional Obligation and specifying the form and provisions thereof (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, being herein sometimes called the "Indenture");

         WHEREAS, pursuant to Section 4.9 of the Series 1998C (Burke) Loan Agreement, upon the authentication of the Series 1998C (Burke) Note by the Trustee, the Series 1998C (Burke) Note will be delivered to the Series 1998C (Burke) Trustee in substitution for the Unsecured Note;

         WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said
Section 12.1; and

         WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 1998C (Burke) Note, to make the Series 1998C (Burke) Note to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 1998C (Burke) Note, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixth Supplemental Indenture has been in all respects duly authorized by the Company;

         NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the Series 1998C (Burke) Note, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 1998C (Burke) Note is secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in EXHIBIT A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as "Excepted Property" or "Excludable Property" in the Original Indenture to the extent contemplated thereby.

         PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of "Excepted Property" in the Original Indenture (excluding the property described in Section 2 of EXHIBIT B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

         The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

         TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.

         SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

         BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

         UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original

Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

         THE INDENTURE, INCLUDING THIS SIXTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants therein contained in a timely manner, then the Indenture shall be canceled and surrendered.

         AND IT IS HEREBY COVENANTED AND DECLARED that the Series 1998C (Burke)
Note is to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:


                                    ARTICLE I

                        THE SERIES 1998C (BURKE) NOTE AND
                       CERTAIN PROVISIONS RELATING THERETO

      SECTION 1.1 AUTHORIZATION AND TERMS OF THE SERIES 1998C (BURKE) NOTE.

         There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the "Series 1998C (Burke) Note" (hereinafter referred to as the "Series 1998C (Burke) Note"), the form, terms and conditions of which shall be substantially as set forth in this Section and
Section 1.2. The aggregate principal face amount of the Series 1998C (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $10,570,000.

         The Series 1998C (Burke) Note shall be dated the date of its authentication. The Series 1998C (Burke) Note shall mature on January 1, 2019 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed by
Section 1.2. The Series 1998C (Burke) Note shall be authenticated and delivered to, and made payable to, SunTrust Bank, Atlanta, as trustee, in its capacity as the Series 1998C (Burke) Trustee.

         All payments made on the Series 1998C (Burke) Note shall be made to the Series 1998C (Burke) Trustee at its principal office in Atlanta, Georgia in lawful money of the United States of America which will be immediately available on the date payment is due.

         SECTION 1.2       FORM OF THE SERIES 1998C (BURKE) NOTE.

         The Series 1998C (Burke) Note, including the Trustee's authentication certificate to be executed on such Series 1998C (Burke) Note shall be substantially in the form of EXHIBIT B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

          SECTION 1.3 SUBSTITUTION OF THE SERIES 1998C (BURKE) NOTE FOR THE UNSECURED NOTE.

         Upon its authentication, the Series 1998C (Burke) Note shall be delivered to the Series 1998C (Burke) Trustee in substitution for the Unsecured
Note in accordance with Section 4.9 of the Series 1998C (Burke) Loan Agreement. Thereafter, the Series 1998C (Burke) Note shall evidence the loan theretofore evidenced by the Unsecured Note.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1 This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 1998C (Burke) Note to the same extent as if specifically set forth herein. All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture. All capitalized terms used in this Sixth Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

         SECTION 2.2 All recitals in this Sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 2.3 Whenever in this Sixth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

         SECTION 2.4 Nothing in this Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

         SECTION 2.5 This Sixth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         SECTION 2.6 To the extent permitted by applicable law, this Sixth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company,

as debtor is:                       2100 East Exchange Place
                                    P. O. Box 1349
                                    Tucker, Georgia 30085-1349,

and the mailing address of the Trustee, as secured party, is:

                                    SunTrust Bank, Atlanta
                                    3495 Piedmont Road
                                    Building 10, Suite 810
                                    Atlanta, Georgia 30305




                           [Signatures on Next Page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed under seal as of the day and year first written above.


COMPANY:                                  OGLETHORPE POWER CORPORATION
                                          (AN ELECTRIC MEMBERSHIP CORPORATION),
                                          an electric membership corporation
                                          organized under the laws of the
                                          State of Georgia

2100 East Exchange Place
P. O. Box 1349
Tucker, Georgia 30085-1349

                                       By: /s/ JACK. L. KING
                                          --------------------------------------
                                          Jack L. King
                                          President and Chief Executive Officer


Signed, sealed and delivered           Attest:  /s/ PATRICIA N. NASH
by the Company in the presence of:              --------------------------------
                                                Patricia N. Nash
/s/ LYNDA CLARK                                 Secretary
----------------------------------
Witness

/s/ THOMAS J. BRENDIAR
----------------------------------
Notary Public                                     [CORPORATE SEAL]

(Notarial Seal)

My commission expires:    NOVEMBER 14, 2000
                         --------------------



                      [Signatures Continued on Next Page.]

                   [Signatures Continued from Previous Page.]




TRUSTEE:                            SUNTRUST BANK, ATLANTA
                                    a banking corporation organized and existing under the laws of the State of Georgia

                                    By: /s/ PHILIP D. DEMOUEY
Signed, sealed and delivered           ----------------------------------------
by the Trustee in the                   Name:   Philip D. Demouey
presence of:                            Title:  Vice President


                                    By: /s/ BRIAN W. WOMBLE
                                        ----------------------------------------
/s/ GEANETTE COX                        Name:   Brian W. Womble
--------------------------              Title:  Trust Officer
Witness

/s/ ADA LANE
--------------------------
Notary Public                                         [BANK SEAL]

(Notarial Seal)

My commission expires: JULY 24, 2001
                       ---------------

                                    EXHIBIT A

         All property of the Company in the Counties of Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Fulton, Heard, Jackson, Monroe, and Toombs, State of Georgia, including, without limitation, the properties more specifically described below:

         The following description is a corrected legal property description of the "Combustion Turbine Property," No. 16 on EXHIBIT A of the Original Indenture.

That certain tract or parcel of land known as the "Combustion Turbine Property", containing 1800 acres, more or less, in Land Lot 83, 84, 85, 86, 87, 118 and 119 of the 13th District and Land Lots 96 and 65 of the 5th District of Monroe County, Georgia, being those tracts conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by Deed of Conveyance from Gabriel P. Rumble dated April 18, 1989, ["Tract 1" (311.4656 acres) only; less and except "Tract 2" (20.6530) and "Tract 4" (3.1247)] which is recorded in Deed Book 286, Page 128, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plat by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project", dated August 3, 1988]; and by Deed from Mead Coated Board, Inc., dated May 19, 1989, which is recorded in Deed Book 288, Page 248, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated January 31, 1989, January 27, 1989 and January 25, 1989]; and by Warranty Deed from Myrtice Jo Rumble Glade, et al., dated November 14, 1989, which is recorded in Deed Book 301, Page 241, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated February 2, 1989, September 18, 1989 and August 3, 1988, updated September 27, 1989]; and by Limited Warranty Deed from The Proctor & Gamble Cellulose Company, dated December 7, 1990, which is recorded in Deed Book 328, Page 292, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated September 26, 1989; and by Warranty Deed from Jeffrey L. Rader and Luanne K. Rader, dated May 17, 1991, which is recorded in Deed Book 339, Page 47, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plat by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated September 28, 1990]; and by Warranty Deed from The Corporation of Mercer University, dated April 30, 1992, which is recorded in Deed Book 373, Page 97, in the Office of the Clerk of Superior Court of Monroe County, Georgia; LESS AND EXCEPT therefrom the following two tracts: TRACT 1 Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.]; thence South 64 degrees 37 minutes 16 seconds West 154.06 feet along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 36 degrees

35 minutes 10 seconds West 429.38 feet continuing along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 41 degrees 23 minutes 04 seconds East 375.6 feet along the Westerly boundary of the Safety Rest Area to a point which is the POINT OF BEGINNING; thence South 41 degrees 22 minutes 26 seconds East 516.75 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 57 degrees 23 minutes 58 seconds East 404.294 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 88 degrees 12 minutes 44 seconds East 189.141 feet to the Southerly boundary of the Safety Rest Area to a boundary corner common to the property of Oglethorpe Power, to the West, and the property of Burke L. Slocumb, III, to the East [This corner lies 157.950 feet left of and opposite STA. 453+42.420 on the construction centerline of I-75 SBL.]; thence South 63 degrees 39 minutes 16 seconds West
417.983 feet to a point; thence North 56 degrees 17 minutes 11 seconds West
657.900 feet to a point; thence North 25 degrees 03 minutes 54 seconds West
175.904 feet to a point; thence North 24 degrees 40 minutes 07 seconds East
299.863 feet to the POINT OF BEGINNING; said tract comprising 5.940 ACRES and TRACT 2: Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75; thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East
394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.], which is POINT OF BEGINNING; thence South 64 degrees 35 minutes 45 seconds West 20.040 feet along the Northerly boundary of the Safety Rest Area to a point; thence North 23 degrees 09 minutes 51 seconds West 352.404 feet to a point on the Southwesterly right-of-way of I-75; thence South 26 degrees 25 minutes 28 seconds East 352.187 feet along the Southwesterly right-of-way of I-75 to the POINT OF BEGINNING; said tract comprising 0.081 ACRES, the descriptions of TRACT 1 and TRACT 2 being according to (a) plans on file at the Georgia D.O.T. offices, No. 2 Capitol Square, Atlanta, Georgia, for Project No. IM-75-2(197), Monroe County, P.I. No. 311617, dated May 12, 1995, and according to (b) that certain plat of survey by Sam H. Thompson, Georgia Registered Land Surveyor No. 1961, dated September 26, 1989, revised October 23, 1990, which is recorded in the offices of the Clerk of the Superior Court of Monroe County, Georgia, at Plat Book 17, Page 71, which plans and plat are by this reference incorporated into and made a part of this description.

                                    EXHIBIT B
                                    ---------


                       [Form of Series 1998C (Burke) Note]


THIS NOTE IS NON-TRANSFERABLE EXCEPT AS MAY BE REQUIRED TO EFFECT ANY TRANSFER TO ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE OF TRUST, DATED AS OF OCTOBER 1, 1998, BETWEEN THE DEVELOPMENT AUTHORITY OF BURKE COUNTY AND SUNTRUST BANK, ATLANTA, AS TRUSTEE.

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)

                           SERIES 1998C (BURKE) NOTE      DATE: January __, 1999

                                (VOGTLE PROJECT)

         OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP
CORPORATION) ("Oglethorpe"), an electric membership corporation organized and existing under the laws of the State of Georgia, for value received and in consideration of the agreement of the Development Authority of Burke County (the "Burke Authority") to issue $10,570,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1998C (the "Series 1998C (Burke) Bonds"), hereby promises to pay to SunTrust Bank, Atlanta (the "Series 1998C (Burke) Trustee"), as assignee and pledgee of the Burke Authority, acting pursuant to the Indenture of Trust, dated as of October 1, 1998, from the Burke Authority to the Series 1998C (Burke) Trustee (the "Series 1998C Indenture"), or its successor in trust, the principal sum of $10,570,000, together with interest and prepayment premium (if any) thereon as follows:

                  (1) on or before each Interest Payment Date (as defined in the Series 1998C Indenture), a sum which will equal the interest on the Series 1998C (Burke) Bonds which will become due on such Interest Payment Date on the Series 1998C (Burke) Bonds; and

                  (2) on or before each January 1, commencing January 1, 1999, a sum which will equal the principal amount of the Series 1998C (Burke) Bonds which will become due (whether at maturity or otherwise) on the next succeeding annual principal payment date on the Series 1998C (Burke) Bonds; and

                  (3) on or before any redemption date for the Series 1998C (Burke) Bonds, a sum equal to the principal of, redemption premium (if any) and interest on, the Series 1998C (Burke) Bonds which are to be redeemed on such date; and

                  (4) on or before each date on which the Series 1998C (Burke) Bonds are required to be purchased pursuant to Section 4.01, 4.02 or 4.04 of the Series 1998C Indenture, a sum equal to the purchase price of all Series 1998C (Burke) Bonds required to be purchased on such date.

         This Series 1998C (Burke) Note is issued in substitution for and supersedes and replaces that certain Series 1998C (Burke) Note, dated October 6, 1998, by Oglethorpe to the Series 1998C (Burke) Trustee which was executed and delivered contemporaneously with the initial issuance of the Series 1998C (Burke) Bonds. This Series 1998C (Burke) Note evidences the Loan (as defined in the Agreement hereinafter referred to) of the Burke Authority to Oglethorpe and the obligation to repay the same and shall be governed by and shall be payable in accordance with the terms, conditions and provisions of the Loan Agreement, dated as of October 1, 1998 (the "Agreement"), between the Burke Authority and Oglethorpe, pursuant to which the Burke Authority has agreed to loan to Oglethorpe the proceeds from the sale of the Series 1998C (Burke) Bonds.

         This Series 1998C (Burke) Note is a duly authorized obligation of Oglethorpe issued under and equally and ratably secured by the Indenture, dated as of March 1, 1997 (the "Original Indenture"), as heretofore supplemented and as supplemented by the Sixth Supplemental Indenture, dated as of January 1, 1999 (the "Sixth Supplemental Indenture"), and the Seventh Supplemental Indenture, dated as of January 1, 1999 (the "Seventh Supplemental Indenture"), between Oglethorpe, as grantor, and SunTrust Bank, Atlanta, as trustee (in such capacity, the "Indenture Trustee") (the Original Indenture, as supplemented, the "Indenture"). Reference is hereby made to the Indenture for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of Oglethorpe, the Indenture Trustee and the holder of this Series 1998C (Burke) Note and of the terms upon which this Series 1998C (Burke) Note is authenticated and delivered. This Series 1998C (Burke) Note is created by the Sixth Supplemental Indenture and designated as the "Series 1998C (Burke) Note."

         All payments hereon are to be made to the Series 1998C (Burke) Trustee at its principal office in Atlanta, Georgia, in lawful money of the United States of America which will be immediately available on the day payment is due. As set forth in Section 4.6 of the Agreement, the obligation of Oglethorpe to make the payments required hereunder shall be absolute and unconditional.

         Oglethorpe shall be entitled to certain credits against payments required to be made hereunder as provided in Section 4.3 of the Agreement.

         This Series 1998C (Burke) Note may be prepaid upon the terms and conditions set forth in Article V of the Agreement.

         If the Series 1998C (Burke) Trustee shall accelerate payment of the Series 1998C (Burke) Bonds, all payments on this Series 1998C (Burke) Note shall be declared due and payable in the manner and with the effect provided in the Agreement. The Agreement provides that, under certain conditions, such declaration shall be rescinded by the Series 1998C (Burke) Trustee.

         No recourse shall be had for the payments required hereby or for any claim based herein or in the Agreement or in the Indenture against any officer, director or member, past, present or future, of Oglethorpe as such, either directly or through Oglethorpe, or under any constitution provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceedings or otherwise.

         This Series 1998C (Burke) Note shall not be entitled to any benefit under the Indenture and shall not become valid or obligatory for any purposes until the Indenture Trustee shall have signed the form of authentication certificate endorsed hereon.

         This Series 1998C (Burke) Note shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Oglethorpe has caused this Series 1998C (Burke) Note to be executed in its corporate name by its President and Chief Executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.


                                       OGLETHORPE POWER CORPORATION
                                       (AN ELECTRIC MEMBERSHIP CORPORATION)


                                       By:
                                          -------------------------------------
                                          Jack L. King
                                          President and Chief Executive Officer

(SEAL)


Attest:

-------------------------------
Patricia N. Nash
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Obligations of the series designated therein referred to in the within mentioned Indenture.

                                           SUNTRUST BANK, ATLANTA, as Trustee

                                           By:
                                              ----------------------------------
                                              Authorized Signatory